MediaOne Group, Inc.
Condensed Consolidated Balance Sheets- As Reported

(UNAUDITED)                                    Sept 30,           December 31,
Dollars in millions                             1999                  1998
-------------------------------------------------------------------------------
ASSETS
Current assets:
 Cash and cash equivalents                     $   1,122          $     415
 Accounts and notes receivable, and other          1,251                785
                                               ----------------------------
                                                   2,373              1,200
                                               ----------------------------
Property, Plant and equipment - net                4,790              4,069

Investments:
 Time Warner Entertainment                         2,517              2,442
 Vodafone Group/AirTouch Communications            8,490              5,919
 International ventures                              465              1,344
                                               ----------------------------
                                                  11,472              9,705
                                               ----------------------------
Intangible and other assets - net                 13,789             13,218
                                               ----------------------------
   Total                                     $    32,424        $    28,192
                                               ============================

-------------------------------------------------------------------------------

LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                             $     1,529        $       569
 Other current liabilities                         1,236              1,045
                                               ----------------------------
                                                   2,765              1,614
                                               ----------------------------
Long-term debt:
 Exchangeable Notes (PIES)                         3,004              1,702
 Other                                             4,437              3,151
                                               ----------------------------
                                                   7,441              4,853
                                               ----------------------------
Deferred income taxes, credits and other           7,455              6,676

Minority interest in Centaur Funding               1,110              1,099
Company-obligated mandatorily redeemable
 preferred securities of subsidiary trust
 holding solely Company-guaranteed debentures      1,060              1,061
Preferred stock subject to
 mandatory redemption (Series C and E)                50                100

Shareholders' equity:
 Preferred shares (Series D)                         930                927
 Common shares                                    10,465             10,324
 Retained earnings                                   478                669
 Accumulated other comprehensive income              670                869
                                               ----------------------------
                                                  12,543             12,789
                                               ----------------------------
   Total                                     $    32,424        $    28,192
                                               ============================

-------------------------------------------------------------------------------
                                        -15-